UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Contract with Named Executive Officer

On January 24, 2013, Lockheed Martin announced that Joanne M. Maguire will step down as the Executive Vice President of the Corporation’s Space Systems business segment on April 1, 2013 in anticipation of her retirement but will remain an employee of the Corporation until May 1, 2013 to assist in the orderly transition of her responsibilities and knowledge to her successor and that the Corporation expected to negotiate a Retirement Transition Agreement with Ms. Maguire. The Corporation filed a related Form 8-K on January 28, 2013.

On February 8, 2013, the Corporation entered into a Retirement Transition Agreement with Ms. Maguire. Under the terms of the Retirement Transition Agreement the Corporation and Ms. Maguire have agreed, among other things, to the following:

•

During the period between her stepping down as the Executive Vice President of the Corporation’s Space Systems business segment on April 1, 2013 through April 30, 2013, Ms. Maguire will continue to be entitled to all the benefits of an Executive Vice President and will assist in the orderly transition of her responsibilities and knowledge to her successor, with her retirement to be effective on May 1, 2013.

•

Until her retirement, Ms. Maguire will continue to receive base pay at her current annual rate of $701,400 and may continue to participate in those employee benefit plans of the Corporation in which she currently participates, except that she is not eligible for additional equity incentive grants or long-term incentive performance awards. Previous awards of equity grants and long-term incentive payments will vest in accordance with the retirement provisions of the applicable plans.

•

Ms. Maguire provided a general release of claims. Additionally, provided that she signs a second general release of claims no later than June 1, 2013, she will receive a payment of $1,200,000, less appropriate deductions for applicable taxes. Except for this payment Ms. Maguire agrees that she is not entitled to any severance or termination benefits. The terms of the releases reflect the laws of California, the state of Ms. Maguire’s residence.

•

Following her retirement Ms. Maguire may to continue to participate in those post-employment health benefits for which is eligible and is entitled to any vested benefits under the Corporation’s retirement plans or programs.

•

The Corporation will reimburse Ms. Maguire for costs she incurs and any fines or penalties assessed by the Internal Revenue Service resulting from an audit of her 2010 tax return as a consequence of the early distribution of a portion of her 2005-2007 Long-Term Incentive Performance Award. The Corporation discussed the processing error that resulted in the early distribution in a Form 8-K filing on June 24, 2011.

•	Ms. Maguire will receive a pay-out of her nonqualified deferred compensation in accordance with her elections and the terms of the applicable documents.

•

Ms. Maguire must continue to comply with restrictions on her use or disclosure of the Corporation’s confidential, proprietary or attorney client privileged information, or any information of others provided to the Corporation on a confidential basis.

•	Ms. Maguire and the Corporation agree to mutual non-disparagement provisions.

•	Ms. Maguire must cooperate with the Corporation in any pending or future litigation or investigations.

The foregoing summary is qualified in its entirety by the terms and conditions set forth in the Retirement Transition Agreement between the Corporation and Ms. Maguire filed with this Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Compensatory Contract

On January 24, 2013, Lockheed Martin also announced that Linda R. Gooden will step down as Executive Vice President of the Corporation’s Information Systems & Global Solutions business segment on April 1, 2013 in anticipation of her retirement but will remain an employee of the Corporation until May 1, 2013 to assist in the orderly transition of her responsibilities and knowledge to her successor and that the Corporation expected to negotiate a Retirement Transition Agreement with Ms. Gooden. The Corporation filed a related Form 8-K on January 28, 2013.

On February 8, 2013, the Corporation entered into a Retirement Transition Agreement with Ms. Gooden. The terms of the Retirement Transition Agreement between Ms. Gooden and the Corporation are substantially similar to those of the Retirement Transition Agreement between Ms. Maguire and the Corporation except that:

•	Ms. Gooden’s base pay continues at its current annual rate of $686,500;

•	Ms. Gooden did not receive an early distribution of a Long-Term Incentive Performance Award such that a term addressing the potential tax consequences of an early distribution is not included; and

•	The terms of the releases reflect the laws of Maryland, the state of Ms. Gooden’s residence.

The foregoing summary is qualified in its entirety by the terms and conditions set forth in the Retirement Transition Agreement between the Corporation and Ms. Gooden filed with this Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Retirement Transition Agreement between Lockheed Martin Corporation and Ms. Joanne M. Maguire, dated February 7, 2013, and executed by Ms. Maguire on February 8, 2013.

10.2	Retirement Transition Agreement between Lockheed Martin Corporation and Ms. Linda R. Gooden, dated February 7, 2013, and executed by Ms. Gooden on February 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

February 12, 2013